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                                                          EXHIBIT 23(e)

We hereby consent to the use of our name and to the description of our opinion letter, dated the date of the Proxy Statement/Prospectus referred to below, under the caption "The Merger -- Opinions of Financial Advisors" in, and to the inclusion of such opinion letter as Appendix III to, the Proxy Statement/Prospectus of Allied which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of First Citizens BancShares, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Friedman, Billings, Ramsey & Co., Inc.



                                  By /s/ Nicholas J. Nichols
                                     _______________________________
                                     Executive Vice President